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                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                              New York, NY 10022




                                                     May 12, 1998


Cellular Communications International, Inc.
110 East 59th Street
New York, NY 10022



         Re:      Cellular Communications International, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Cellular Communications International, Inc., a Delaware corpora tion (the "Company"), in connection with the preparation of a registration statement on Form S-3 (File No. 333- 50169) (the "Registration Statement") relating to the registration for resale of up to $86,250,000 aggregate principal amount of the Company's 6% Convertible Subordi nated Notes Due 2005 (the "Convertible Notes") issued under an indenture, dated as of March 18, 1998 (the "Indenture"), by and among the Company and The Chase Manhattan Bank, as trustee (the "Trustee") and the shares of the Company's common stock, par value $0.01 per share (the "Common Stock" and, together with the Convertible Notes, the "Securities"), issuable upon conversion of the Convertible Notes, as contemplated by the Registration Rights Agreement, dated March 18, 1998 (the "Registration Rights Agreement"), by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and Wasserstein Perella Securities, Inc.



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Cellular Communications International, Inc.
May 12, 1998
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                  This opinion is being furnished in accordance with the
requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement as filed with the Securities and Exchange Commission (the "Commission") on April 15, 1998 under the Act, and Amendment No. 1 thereto as filed with the Commission on May 13, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Indenture filed as an exhibit to the Registration Statement; (iii) executed copies of the Convertible Notes; (iv) the Restated Certificate of Incorporation of the Company, as amended to date; (v) the By-Laws of the Company, as amended to date; (vi) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; (vii) a specimen certificate evidencing the Common Stock; (viii) the Cross-Receipt, dated March 18, 1998, executed by Donaldson, Lufkin & Jenrette Securities Corporation, Donaldson, Lufkin & Jenrette International, Wasserstein Perella Securities, Inc. and the Company relating to the issuance of the Convertible Notes and the receipt of payment therefor; (ix) certain resolutions adopted by the Board of Directors of the Company relating to a 3-for-2 split of the Company's Common Stock; and (xi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Securities, the Indenture and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other


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Cellular Communications International, Inc.
May 12, 1998
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than the Company,  we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth in paragraph 2 below, we have assumed that the certificates representing the shares of Common Stock issued upon conversion of the Convertible Notes will conform to the specimen certificate examined by us and will be countersigned by a duly authorized officer of the transfer agent for the Common Stock and duly registered by the registrar for the Common Stock in the share record books of the Company.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

                  Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The Convertible Notes are valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
         (b) the waiver contained in Section 4.9 of the Indenture may be deemed unenforceable.

                  2. The shares of Common Stock initially issuable upon conversion of the Convertible Notes, if and when the Convertible Notes are converted into shares of Common Stock in accordance with their

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Cellular Communications International, Inc.
May 12, 1998
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         terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

                  In rendering the opinion set forth in paragraph 1 above, we have assumed that the execution, authentication and delivery by the Company of the Convertible Notes did not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Restated Certificate of Incorporation, the Company's By-Laws, the Indenture, or the Registration Rights Agreement), (ii) any law, rule, or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the United States of America, in each case, which, in our experience, are normally applicable to transactions of the type contemplated hereby (other than securities laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                            Very truly yours,


                                            /s/ SKADDEN, ARPS, SLATE, MEAGHER &
                                                FLOM LLP


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